UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    October 22, 2012 (October 16, 2012)

KIMBALL INTERNATIONAL, INC.
________________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Indiana	0-3279	35-0514506
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1600 Royal Street, Jasper, Indiana	47549-1001
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code   (812) 482-1600

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to Vote of Security Holders
The Annual Meeting of Share Owners of Kimball International, Inc. (the "Company") was held on October 16, 2012, and the following items were voted on by Share Owners:

a. The Board of Directors of the Company was elected in its entirety, based on the following election results:

Nominees as Directors by Holders of Class A Common Stock	Votes For	Votes Withheld	Broker Non-Votes
Douglas A. Habig	8,704,803	3,846	149,513
James C. Thyen	8,391,681	316,968	149,513
Christine M. Vujovich	8,188,033	520,616	149,513
Harry W. Bowman	8,392,213	316,436	149,513
Geoffrey L. Stringer	8,188,033	520,616	149,513
Thomas J. Tischhauser	8,389,213	319,436	149,513

Nominee as Director by Holders of Class B Common Stock	Votes For	Votes Withheld	Broker Non-Votes
Dr. Jack R. Wentworth	12,738,087	6,020,364	0

b. The appointment of the Deloitte Entities, an independent registered public accounting firm, as the Company's independent auditors for the fiscal year ended June 30, 2013 was approved by holders of Class A Common Stock based on the following voting results:

Votes For	Votes Against	Votes Abstaining
8,847,162	0	11,000

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBALL INTERNATIONAL, INC.

By:	/s/ Robert F. Schneider
ROBERT F. SCHNEIDER Executive Vice President, Chief Financial Officer

Date: October 22, 2012